POWER OF ATTORNEY

The undersigned, Andrew P. Witty, hereby authorizes and designates each of Marianne D. Short, Dannette L. Smith, and Faraz Choudhry,
or any of them, acting singly with full power of substitution (each, an
"attorney-in-fact"), to sign and file on the undersigned's behalf the
Form ID in order to obtain or manage EDGAR filing codes, and any Forms
3, 4, 5 or 144 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of UnitedHealth Group Incorporated (the "Company") at any date following the date hereof. The authority of each attorney-in-fact under this Power of Attorney will continue until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with regard to the undersigned's ownership of or transactions in securities of the Company, unless earlier revoked in writing.  The undersigned hereby revokes all previous powers of attorney to sign or file on the undersigned's behalf any Forms 3, 4, 5 or 144 with regard to Company securities as of the date hereof, except that if the undersigned has adopted any Rule 10b5-1 trading plan to transact in Company securities, any powers of attorney the undersigned may have granted under the plan to sign or file on the undersigned's behalf any
Form 144 shall continue to be in full force and effect in accordance with the terms of the plan. The undersigned acknowledges that neither the Company nor an attorney-in-fact is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.

Date: July 24, 2017

Andrew P. Witty